UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2018

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4040 Broadway, Suite 425, San Antonio, Texas 78209

(Address of principal executive offices)

(210) 998-4035

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

Due to mainly certain recent conversions of Series C redeemable Convertible Preferred Stock (the “Series C Preferred Stock”) of Camber Energy, Inc. (the “Company”, “Camber”, “we” and “us”), of which 1,183 shares are outstanding as of the date of the Report, the terms of which are disclosed in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on April 7, 2016 and October 5, 2017, and certain recent issuances pursuant to the terms of the Company’s April 2016 warrant, which was exercised in full on October 7, 2016, as described in the Form 8-K filed with the Securities and Exchange Commission on October 12, 2016, the Company currently has 12,941,900 shares of common stock issued and outstanding.

Specifically, since February 14, 2018 (the date the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2017, was filed with the Securities and Exchange Commission), a total of 159 shares of Series C Preferred Stock have been converted into common stock by the holder thereof (the “Investor”), which together with the shares of common stock issued upon the exercise of the warrant held by the Investor, and shares of common stock issued upon conversion of a debenture sold to the Investor in April 2016, total approximately 9,148,062 shares of common stock which have been issued to the Investor since February 14, 2018.

The sale and issuance of the securities described herein have been determined to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Sections 3(a)(9) and 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder and Regulation S promulgated thereunder, as transactions by an issuer not involving a public offering. The Investor has represented that it is an accredited investor, as that term is defined in Regulation D. The Investor also has represented that it is acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on June 21, 2018, Richard N. Azar II, resigned as a member of the Board of Directors of the Company. The resignation was not due to a disagreement with the Company or in connection with any matter relating to the Company’s operations, policies or practices.

Item 8.01 Other Events.

On June 25, 2018, the Company entered into a non-binding letter of intent with an entity affiliated with Mr. Azar and Donnie B. Seay, our current director (the “LOI”). The LOI contemplates the Company and the entity entering into, among other agreements, an asset purchase agreement whereby the Company will transfer substantially all of its assets to the entity, reserving its assets in Glasscock County and Hutchinson Counties, Texas and will also retain a 12.5 % production payment and a 3% overriding royalty interest in its existing Okfuskee County, Oklahoma asset, in consideration for the entity assuming all of the Company’s senior bank debt owed to International Bank of Commerce (“IBC”). The LOI is subject to various conditions, as are the transactions contemplated therein, including, but not limited to, approval of IBC and approval of the Company’s shareholders for the contemplated transactions.

On June 26, 2018, the Company filed a press release disclosing the entry into the LOI. A copy of the press release is included as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1**	Press Release dated June 26, 2018

** Furnished herewith.

Important Information

In connection with the proposed asset disposition between Camber and the buyer, Camber currently intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement or other document Camber may file with the SEC in connection with the proposed transaction. Prospective investors are urged to read the proxy statement, when filed as it will contain important information. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of Camber. Prospective investors may obtain free copies of the proxy statement, when filed, as well as other filings containing information about Camber, without charge, at the SEC’s website (www.sec.gov). Copies of Camber’s SEC filings may also be obtained from Camber without charge at Camber’s website (https://www.camber.energy) or by directing a request to Camber at (713) 528-1881. This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

INVESTORS SHOULD READ THE PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE TRANSACTION.

Participants in Solicitation

Camber and its directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Camber’s directors and executive officers is available in Camber’s definitive proxy statement on Schedule 14A, filed with the SEC on November 29, 2017. Additional information regarding the interests of such potential participants will be included in the proxy statement to be filed with the SEC by Camber in connection with the proposed transaction and in other relevant documents filed by Camber with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

Certain statements in this communication regarding the proposed disposition between Camber and the buyer are “forward-looking” statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. These forward-looking statements, which are subject to risks, uncertainties and assumptions about Camber, may include projections of Camber’s future financial performance, Camber’s anticipated growth strategies and anticipated trends in Camber’s businesses. These statements are only predictions based on current expectations and projections about future events. There are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the risk factors set forth in Camber’s most recent reports on Form 10-K, Form 10-Q and other documents on file with the SEC and the factors given below:

●

failure to mutually agree on definitive terms regarding the transaction and/or failure to enter into a definitive agreement in connection with the proposed transaction;

●

termination of the proposed transaction by either party upon the results of unfavorable due diligence;

●

failure to obtain the approval of the shareholders of Camber in connection with the proposed transaction;

●

the failure to consummate or delay in consummating the proposed transaction for other reasons;

●

the timing to consummate the proposed transaction;

●

the risk that a condition to closing of the proposed transaction may not be satisfied;

●

the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated;

●

Camber’s ability to achieve value through the proposed transaction; and

●

the diversion of management time on transaction-related issues.

Camber’s forward-looking statements are based on assumptions that Camber believes to be reasonable but that may not prove to be accurate. Camber cannot guarantee future results, level of activity, performance or achievements. Moreover, Camber does not assume responsibility for the accuracy and completeness of any of these forward-looking statements. Camber assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

By:	/s/ Robert Schleizer
Name:	Robert Schleizer
Title:	Chief Financial Officer

Date: June 26, 2018

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1**	Press Release dated June 26, 2018

** Furnished herewith.